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                                                                   EXHIBIT 99.2



                            [PROTECTION ONE LH]


FOR FURTHER INFORMATION CONTACT:
Mr. John W. Hesse Executive Vice President and Chief Financial Officer (503) 520-6010
or Montgomery W. Cornell, Treasurer (503) 520-6019
Protection One, Inc.
3900 S.W. Murray Boulevard
Beaverton, OR 97005

FOR IMMEDIATE RELEASE

PROTECTION ONE ANNOUNCES EXPANSION OF REVOLVING CREDIT FACILITY

        Culver City, California and Portland, Oregon, June 7, 1996 - Protection One (NASDAQ National Market symbol: ALRM) announced today it entered into an amendment to the credit agreement governing its revolving credit facility. Significant terms of the amendment include: (i) increasing the maximum amount available under the revolving credit facility from $75 million to $100 million;
(ii) extending the term of the Revolving Credit Facility from November 3, 1997 to January 3, 2000; and (iii) reducing the interest rate on the Revolving Credit Facility. As of May 31, 1996, borrowings under the Revolving Credit Facility totaled approximately $51.9 million.

Protection One provides security alarm monitoring services and sells, installs, and services security alarm systems for residential and small business subscribers, substantially all of whom are located in the five western states of Arizona, California, Nevada, Oregon and Washington.